UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction
of incorporation)

001-38675
(Commission File Number)

Not Applicable
(I.R.S. Employer
Identification Number)
 800 West El Camino Real, Suite 350
Mountain View, California 94040
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of President, Worldwide Field Operations

On August 26, 2020, Elastic N.V. (the “Company” or “Elastic”) publicly announced the appointment of Mr. Paul Appleby as President, Worldwide Field Operations effective August 24, 2020, which was Mr. Appleby’s first day of employment at the Company.

Prior to joining Elastic, Mr. Appleby, 57, served as the Chief Executive Officer of Kinetica DB, Inc., a developer of analytics and artificial intelligence software, from December 2017 to June 2020. Before this, Mr. Appleby served as President – Worldwide Sales and Marketing of BMC Software, Inc., an enterprise IT operations software company, from April 2014 to July 2017. Previously, Mr. Appleby served as Executive Vice President of Global Enterprise Sales of Salesforce.com, Inc., a provider of cloud-based customer relationship management systems from 2012 to 2014, Managing Director – EMEA and APJ of Travelex plc, a foreign exchange company, from 2006 to 2009, and Vice President APJ of Siebel Systems, a provider of customer relationship management software, prior to its acquisition by Oracle, from 2002 to 2006.

In connection with his appointment, the Company entered into an employment letter with Mr. Appleby. The employment letter does not have a specific term and provides that Mr. Appleby will serve as an at-will employee. Mr. Appleby will receive a one-time sign-on bonus of $200,000, his initial annual base salary will be $500,000, and he will be eligible for an annual target cash incentive payment equal to 60% of his annual base salary. In addition, Mr. Appleby will be granted equity awards covering ordinary shares of Elastic with an aggregate approximate value of $8,000,000. Seventy-five percent of the value of the equity awards will be in the form of a restricted stock unit award, and 25% of the value of the equity awards will be in the form of a stock option award to purchase shares of Elastic. The restricted stock unit award and stock option award will each vest over a 4-year period with 25% of the total original number of shares subject to the applicable award vesting on the one-year anniversary of the applicable vesting commencement date, and the remainder vesting ratably thereafter on designated vesting dates over the following three years in accordance with Elastic’s equity grant practices, subject to Mr. Appleby’s continuous service with Elastic or its affiliates through each vesting date. The restricted stock unit award and stock option award will be subject to such other terms as set forth in the Elastic N.V. Amended and Restated 2012 Stock Option Plan (the “Plan”), the applicable award agreement under the Plan, and the Company’s equity grant practices in effect from time to time.

The foregoing description of Mr. Appleby’s compensatory arrangement with the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the employment letter which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Company also entered into the Company’s standard change in control and severance agreement with Mr. Appleby. The change in control and severance agreement provides certain severance payments and benefits if Mr. Appleby’s employment is terminated other than for “cause” (as defined in the agreement) or if he resigns for “good reason” (as defined in the agreement), subject to Mr. Appleby satisfying certain other terms as set forth in the agreement. The Company also entered into the Company’s standard indemnification agreement with Mr. Appleby. The indemnification agreement will provide indemnification for certain liabilities that may arise by reason of his status or service. For a full description of the Company’s standard change in control and severance agreements and indemnification agreements, please see Exhibit 10.3 and Exhibit 10.1, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020, filed with the Securities and Exchange Commission on June 26, 2020.

There are no family relationships between Mr. Appleby and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Appleby that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Appleby and any other persons pursuant to which he was appointed President, Worldwide Field Operations.

Item 8.01. Other Events.

On August 26, 2020, the Company issued a press release announcing the appointment of Mr. Paul Appleby as President, Worldwide Field Operations.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
10.1	Employment Letter between Elasticsearch, Inc. and Paul Appleby, dated as of August 10, 2020
99.1	Press Release dated August 26, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2020

ELASTIC N.V.

By:	/s/ Janesh Moorjani
Name:	Janesh Moorjani
Title:	Chief Financial Officer